DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas
t
Dallas,

Texas

75244
March 20, 2023
Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway
Ladies and Gentlemen:
We hereby

consent to

the references

to DeGolyer

and MacNaughton

contained
in

the

section

entitled

“Operational

Performance;

Proved

Oil

and

Gas

Reserves;
Preparation of reserves estimates; DeGolyer and

MacNaughton report” of the Exhibit
15.5

Oil

and Gas

Reserves Report

to

Form

20-F

for

the

year

ended

December 31,
2022, of

Equinor ASA (the

Form 20-F), to

the inclusion

of our

report of

third party

dated
February 21, 2023,

concerning our independent

evaluation, as of

December 31, 2022,
of certain

properties in

which Equinor

ASA has

represented it

holds an

interest (our
Report of

Third Party),

which is

included as

an exhibit

to the

Form 20-F,

and to

the
incorporation

by

reference

thereof

of

our

Report

of

Third

Party

in

the

Registration
Statements

on

Form

S-8

(File Nos.

333-121382,

333-168426,

and

333-262601)
pertaining to the Equinor US Holdings Inc. Employee Share Purchase Plan

and in the
Registration

Statement

on

Form

F-3

(File No.

333-239808)

of

Equinor

ASA

and
Equinor Energy AS.
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas

Registered Engineering Firm F-
716